UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

DUNKIN’ BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35258	20-4145825
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Royall Street Canton, Massachusetts	02021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 737-3000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	DNKN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Dunkin’ Brands Group, Inc. (the “Company”) on November 2, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) on October 30, 2020, with Inspire Brands, Inc. (“Parent”) and Parent’s indirect wholly-owned subsidiary, Vale Merger Sub, Inc. (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on November 16, 2020, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.001 per share (the “Shares”), of the Company, at a price per Share of $106.50, net to the holder of such Share, in cash, without interest, subject to any applicable withholding of taxes (the “Offer Price”).

The Offer expired at one minute after 11:59 p.m. (12:00 midnight) Eastern Time, on Monday, December 14, 2020. According to American Stock Transfer & Trust Company, the depositary for the Offer, 65,724,417 Shares were validly tendered in accordance with the terms of the Offer and “received” (as defined in Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (the “DGCL”)) and not validly withdrawn, representing approximately 79.7% of the outstanding Shares. In addition, 2,354,016 Shares were delivered through notices of guaranteed delivery, representing approximately 2.9% of the Shares outstanding. The number of Shares tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied or waived, Parent and Merger Sub accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer and made payment for such Shares on December 15, 2020.

On December 15, 2020, as a result of its acceptance of, and payment for, the Shares tendered in the Offer, Merger Sub acquired a sufficient number of Shares to complete the merger of Merger Sub with and into the Company (the “Merger”), without a vote of the stockholders of the Company pursuant to Section 251(h) of the DGCL. Accordingly, following the consummation of the Offer, Parent and Merger Sub effected the Merger pursuant to Section 251(h). At the effective time of the Merger, each outstanding Share (other than (1) Shares irrevocably accepted for purchase by Merger Sub in the Offer, (2) Shares owned by Parent, Merger Sub or the Company or any direct or indirect wholly-owned subsidiary of Parent or the Company, including all Shares held by the Company as treasury stock, or (3) Shares that are held by any stockholder who is entitled to demand and properly demands appraisal pursuant to, and who complies in all respects with the provisions of, Section 262 of the DGCL with respect to such Shares) was converted into the right to receive the Offer Price from Merger Sub. At the effective time of the Merger, the Company became an indirect wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq filed the Form 25 with the SEC on December 15, 2020 and trading of Shares is expected to be suspended effective prior to the open of trading on December 15, 2020. In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change of control of the Company occurred and the Company became an indirect, wholly-owned subsidiary of Parent. Parent obtained the funds necessary to fund the acquisition through (i) equity financing of up to $5.38 billion from certain investment funds affiliated with Roark Capital Management LLC, (ii) cash on hand, (iii) available borrowing capacity under (x) the Series 2020-1 Class A-1 variable funding senior notes (the “VFN Facility”) of certain of Parent’s wholly-owned bankruptcy-remote subsidiaries and (y) the credit agreement of Parent’s indirect, wholly-owned subsidiary (the “Existing Credit Agreement”) and (iv) newly obtained incremental financing incurred by Parent pursuant to the Existing Credit Agreement.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Merger Agreement, at the effective time of the Merger, each of Raul Alvarez, Linda Boff, Irene Chang Britt, Anthony DiNovi, Michael Hines, David Hoffmann, Mark Nunnelly, Roland Smith, Carl Sparks, and Nigel Travis resigned from the board of directors of the Company. These resignations were in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Paul J. Brown, Nils H. Okeson, and J. David Pipes, as directors of Merger Sub as of immediately prior to the effective time of the Merger, became the directors of the Company.

In connection with the consummation of the Merger, following the closing of the Merger on December 15, 2020, David Hoffmann ceased to be the Company’s Chief Executive Officer. Mr. Hoffmann will remain a Senior Advisor and officer of the Company. Each officer of the Company immediately prior to the effective time of the Merger will continue as an officer of the Company. The Company’s directors also appointed Paul J. Brown, Nils H. Okeson, and J. David Pipes as new officers of the Company.

Information about Mr. Brown, Mr. Okeson and Mr. Pipes is contained in the Offer to Purchase, filed by Parent and Merger Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on November 16, 2020, which information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, on December 15, 2020, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 30, 2020, among the Company, Inspire Brands, Inc. and Vale Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K file No. 001-35258, filed on November 2, 2020)

3.1	Amended and Restated Certificate of Incorporation of Dunkin’ Brands Group, Inc. (filed herewith)

3.2	Amended and Restated Bylaws of Dunkin’ Brands Group, Inc. (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ David Hoffmann
David Hoffmann
Authorized Officer

Dated: December 15, 2020